Exhibit 4.7

[FORM OF REGISTERED GLOBAL SUBORDINATED NOTE]

BANK OF AMERICA CORPORATION

Subordinated Medium-Term Notes, Series N

REGISTERED GLOBAL SUBORDINATED NOTE

This Registered Global Subordinated Note (this “Note”) is a Global Security within the meaning of the Indenture dated as of June 27, 2018, as may be supplemented and amended from time to time (the “Indenture”), between Bank of America Corporation (the “Issuer”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture, and is registered in the name of [Cede & Co., as the nominee of The Depository Trust Company (55 Water Street, New York, New York) (the “Depository”)] [The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon, London Branch, the common depository (the “Common Depository”) for Euroclear Bank SA/NV and/or Clearstream Banking, société anonyme, Luxembourg] [CDS & CO., as the nominee of CDS Clearing and Depository Services Inc. (the “Depository”)]. This Note is not exchangeable for definitive or other Notes registered in the name of a person other than [the Depository or its nominee] [the Common Depository or its nominee], except in the limited circumstances described in the Indenture or in this Note, and no transfer of this Note (other than a transfer as a whole by [the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository] [the nominee of the Common Depository to the Common Depository or another nominee of or by the Common Depository or any such nominee to a successor common depository or a nominee of such successor common depository]) may be registered except in the limited circumstances described in the Indenture.1

[Unless this Note is presented by an authorized representative of the Depository to the Issuer or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of the Depository, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.]2

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE INDEBTEDNESS OF BANK OF AMERICA CORPORATION EVIDENCED BY THIS NOTE, INCLUDING THE PRINCIPAL HEREOF AND INTEREST HEREON, IS, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE INDENTURE, SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO BANK OF AMERICA CORPORATION’S OBLIGATIONS TO HOLDERS OF SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, AND EACH HOLDER OF THIS NOTE, BY THE ACCEPTANCE HEREOF, AGREES TO AND SHALL BE BOUND BY SUCH TERMS AND PROVISIONS OF THE INDENTURE.

[1]	Modify this paragraph as needed to reflect a depository other than DTC, Euroclear, Clearstream, Luxembourg or CDS.
[2]	Modify as needed in the case of all Registered Global Notes held by or through a depository other than DTC.

THIS NOTE IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA, N.A. OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION.

THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS AS NOTED HEREIN AND/OR IN THE PRICING SUPPLEMENT ATTACHED HERETO AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO THE MINIMUM DENOMINATION AT ALL TIMES.

No. R-	Registered
CUSIP No.:
ISIN:
Common Code:	Principal Amount: [$][3]__________________

BANK OF AMERICA CORPORATION

Subordinated Medium-Term Notes, Series N

[INSERT SPECIFIC NAME OR DESIGNATION OF THE NOTES]

REGISTERED GLOBAL SUBORDINATED NOTE

ORIGINAL ISSUE DATE[4]:	☐ This Note is an Amortizing Note. [See payment schedule in attached pricing supplement]

STATED MATURITY DATE:	☐ See attached pricing supplement no. ____ dated ___________, 20___
SPECIFIED CURRENCY: ☐ U.S. Dollars ☐ Other (specify):

TYPE OF NOTE:

☐ FIXED RATE NOTE

☐ FLOATING RATE NOTE

☐ FIXED/FLOATING RATE NOTE

☐ FIXED RATE RESET NOTE

☐ NON-INTEREST BEARING NOTE (ZERO COUPON)

RECORD DATES:	[CALCULATION AGENT:]

BANK OF AMERICA CORPORATION, a Delaware corporation (herein called the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to [CEDE & CO., as nominee for The Depository Trust Company][THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, as nominee of The Bank of New York Mellon, London Branch, the common depository for Euroclear Bank SA/NV, and/or Clearstream Banking, société anonyme, Luxembourg] [CDS & CO., as nominee for CDS Clearing and Depository Services Inc.]5, or its registered assigns, the principal amount specified above, as adjusted in

[3]	Modify as needed for a currency other than U.S. dollars.
[4]

The form provides that interest, if any, will accrue from the Original Issue Date. In the event a series of Notes is reopened, interest will accrue from the Original Issue Date for all tranches of Notes of that series. However, in the event a series of Notes is reopened, the authentication date for each tranche of Notes will be the date that tranche of Notes is settled, which may be different from the Original Issue Date.

[5]	Modify as needed for a different nominee or a nominee of a depository other than DTC, Euroclear, Clearstream, Luxembourg or CDS.

accordance with Schedule 1 hereto, on the Stated Maturity Date specified above (except to the extent redeemed or repaid or to the extent the entire principal amount is otherwise paid prior to the Stated Maturity Date) and, if applicable, to pay any premium, interest or other amounts payable hereon on the relevant payment date, as specified in and calculated in accordance with the terms and provisions of this Note, the Pricing Supplement (as defined on the reverse hereof) and the Indenture, and, to the extent that the payment of such interest shall be legally enforceable, to pay interest at the interest rate or default rate specified in the Pricing Supplement on any overdue principal and premium, if any, and on any overdue installment of interest, if any. When used herein, “Maturity” means the date on which the principal, or an installment of principal, of this Note becomes due and payable in full in accordance with the terms and provisions of this Note, the Pricing Supplement and the Indenture, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

Any interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered on the record date specified in the Pricing Supplement (each such date referred to herein as the “Regular Record Date”); provided, however, that the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next Regular Record Date to the person in whose name this Note is registered at the close of business on such next Regular Record Date; and provided, further, that, unless otherwise specified in the Pricing Supplement, interest payable at Maturity will be payable to the person to whom the principal hereof shall be payable. The principal so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the time of payment by the Paying Agent (as defined on the reverse hereof). Any principal of, or any premium, interest or other amounts payable on, this Note not punctually paid or duly provided for shall be payable as provided in this Note and in the Indenture.

Payment of principal of, and any premium, interest or other amounts payable on, this Note due at Maturity will be made in immediately available funds to the applicable Paying Agent maintained for that purpose, and in accordance with the procedures of the [Depository] [applicable clearing system]. Payments of any interest or other amounts payable on this Note (other than at Maturity) will be made by wire transfer to such account as has been appropriately designated to the applicable Paying Agent by the person entitled to such payments.

The Issuer will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

Reference is made to the further terms and provisions of this Note set forth on the reverse hereof and the applicable terms and provisions set forth in the Pricing Supplement, which terms and provisions shall have the same effect as though fully set forth herein. In the event of any conflict between the terms and provisions contained herein or on the reverse hereof and the applicable terms and provisions in the Pricing Supplement, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall mean this Note and shall include the applicable terms and provisions set forth in the Pricing Supplement.

Unless the certificate of authentication hereon has been executed by the Trustee (or other authentication agent duly appointed in accordance with the Indenture), by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of this page intentionally blank.]

IN WITNESS WHEREOF, Bank of America Corporation has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Dated:______________________	BANK OF AMERICA CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:_________________________	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[PRICING SUPPLEMENT]

[Reverse of Note]

BANK OF AMERICA CORPORATION

Subordinated Medium-Term Notes, Series N

REGISTERED GLOBAL SUBORDINATED NOTE

SECTION 1. General. This Note is one of a duly authorized series of subordinated notes of the Issuer to be issued under the Indenture as part of the Securities (as defined in the Indenture) designated as Subordinated Medium-Term Notes, Series N, and to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and each Paying Agent (as described below) that may be appointed thereunder and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms “Trustee” and “Paying Agent” shall include any additional or successor trustee or agents appointed in such capacities by the Issuer in accordance with the terms and provisions of the Indenture.

This Note is also one of the Notes issued pursuant to the Issuer’s Prospectus Supplement dated August ___, 2021 to the Issuer’s Prospectus dated August ___, 2021 (each as may be supplemented or amended prior to the date of the pricing supplement attached hereto, or as may be superseded or replaced by another document as of the date of the pricing supplement attached hereto, the “Prospectus Supplement” and the “Prospectus,” respectively) for the offer and sale of the Issuer’s senior and subordinated medium-term notes, Series N (the “Notes”). The terms and provisions of this Note set forth in the pricing supplement attached hereto, together with the applicable terms and provisions set forth in the section of the Prospectus entitled “Description of Debt Securities,” the section of the Prospectus Supplement entitled “Description of the Notes” and any similarly entitled section of any other prospectus supplement designated in such pricing supplement for incorporation herein (such pricing supplement, together with such terms and provisions of the Prospectus, Prospectus Supplement and any other applicable prospectus supplement, the “Pricing Supplement”) are hereby incorporated by reference in and deemed to be a part of this Note and are binding upon the parties hereto as though fully set forth herein.

The Issuer has initially appointed the Trustee to act as the Paying Agent, Security Registrar and transfer agent for the Notes. The Issuer may appoint a successor paying agent or an additional or different paying agent for this Note pursuant to the terms and provisions of the Indenture (each such other entity appointed to act as a paying agent, together with the Trustee in its capacity as Paying Agent, a “Paying Agent”). This Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the corporate trust office or agency of the Trustee, currently located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256, or such other locations as may be specified by the Trustee or the applicable Paying Agent, as the case may be, and notified to the Issuer and the registered holder of this Note.

Unless specified otherwise in the Pricing Supplement, this Note will not be subject to a sinking fund.

SECTION 2. Interest Provisions. Determinations relating to the interest rate payable on this Note, if any, shall be made, and interest, if any, payable on this Note shall be calculated, as set forth in the Pricing Supplement.

Unless otherwise specified in the Pricing Supplement, if the Maturity of this Note (other than a compounded SOFR note, a compounded SONIA note or a compounded CORRA note, each as described in the Pricing Supplement, in each such case using the payment delay convention) occurs on a day that is not a Business Day, any amount of principal, premium, interest or other amount that would otherwise be due on this Note on such day (the “Specified Day”) may be paid or made available for payment on the Business Day that is next succeeding the Specified Day with the same force and effect as if such amount were paid on the Specified Day, and no interest will accrue on the amount so payable for the period from the Specified Day to such next succeeding Business Day.

The business day convention applicable to any Interest Payment Date (with respect to any Note that does not use a payment delay convention), Interest Period, Interest Reset Date, or, if applicable, Interest Period Demarcation Date (each as specified in the Pricing Supplement), other than one that falls on a Specified Day, for this Note will be described and specified in the Pricing Supplement; provided that if no such business day convention is specified in the Pricing Supplement, then, with respect to any Interest Period during which this Note bears interest at a fixed rate, the following unadjusted business day convention (as described in the Pricing Supplement) shall apply to this Note, and, with respect to any Interest Period during which this Note bears interest at a floating rate, the modified following business day convention (adjusted) (as described in the Pricing Supplement) shall apply to this Note.

SECTION 3. Amortizing Notes. If this Note is designated as an “Amortizing Note” on the face hereof, the Issuer will make payments combining principal and interest on the dates and in the amounts set forth in the table included in the Pricing Supplement. If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount. The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.

SECTION 4. Optional Redemption. If so specified in, and in accordance with the terms and provisions of, the Pricing Supplement, this Note may be redeemed at the option of the Issuer, subject to the satisfaction of any condition precedent to such redemption set forth in the applicable notice of redemption, (i) on any date on and after an initial date specified in the Pricing Supplement, (ii) on any Interest Payment Date on or after an initial date specified in the Pricing Supplement or (iii) on such other date or dates, if any, or in such other manner as set forth in the Pricing Supplement for redemption at the option of the Issuer (each such date, an “Optional Redemption Date”). IF NO OPTIONAL REDEMPTION DATE OR DATES ARE SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE ISSUER PRIOR TO THE STATED MATURITY DATE, EXCEPT AS PROVIDED PURSUANT TO SECTION 7 HEREIN IN THE EVENT THAT ANY ADDITIONAL AMOUNTS (AS DEFINED BELOW) ARE REQUIRED TO BE PAID BY THE ISSUER WITH RESPECT TO THIS NOTE.

Unless otherwise specified in the Pricing Supplement, this Note may be redeemed on any Optional Redemption Date in whole or from time to time in part (in increments of the Minimum Denomination (as defined below)) at the option of the Issuer at a redemption price of 100% of the principal amount of this Note to be redeemed (unless a different redemption price is specified in the Pricing Supplement), together with accrued and unpaid interest (if any) hereon to, but excluding, the date fixed for redemption, upon notice given in accordance with the Indenture and the Pricing Supplement to the holder of this Note not less than 5 Business Days nor more than 60 calendar days (unless otherwise specified in the Pricing Supplement) prior to the date fixed for redemption. Such redemption may be subject to the satisfaction of one or more conditions precedent if and as described in the notice of redemption. In addition, the notice of redemption shall specify:

•	the date fixed for redemption;

•	the redemption price (or, if not then ascertainable, the manner of calculation of the redemption price);

•	the securities identification number(s) of the Notes to be redeemed;

•	the amount to be redeemed, if less than all of the series of Notes of which this Note is a part is to be redeemed;

•	the place of payment for the Notes to be redeemed;

•	that interest (if any) accrued on the Notes to be redeemed to the date fixed for redemption will be paid as specified in the notice; and

•

that, upon satisfaction of any conditions to such redemption set forth in the notice of redemption, on and after the date fixed for redemption, interest (if any) will cease to accrue on the Notes to be redeemed.

In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date stated in such notice, or by the redemption date as so delayed.

In the event of redemption of this Note in part only, the unredeemed portion hereof shall be at least the Minimum Denomination. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the registered holder hereof upon the surrender of this Note or, where applicable, an appropriate notation will be made by the Trustee or Security Registrar (if other than the Trustee) on Schedule 1 attached hereto. Unless otherwise specified herein or in the Pricing Supplement, if less than all of the Notes with like tenor and terms and provisions are to be redeemed, the particular Notes to be redeemed shall be selected in accordance with the applicable procedures of the [Depository][applicable clearing system].

From and after any date fixed for redemption, if monies for the redemption of this Note (or portion hereof) shall have been made available for redemption on such date, and subject to any conditions described in the applicable notice of redemption, this Note (or such portion hereof) shall cease to bear interest (if any) or premium (if any) and the holder’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the redemption price of the Note being redeemed (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amount specified in the Pricing Supplement) and, if appropriate, all unpaid interest (if any) accrued to such date fixed for redemption.

SECTION 5. Optional Repayment. If so specified in the Pricing Supplement, this Note may be repayable prior to the Stated Maturity Date at the option of the registered holder on the optional repayment date(s), if any, specified in the Pricing Supplement (each such date, an “Optional Repayment Date”). IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. Unless otherwise specified in the Pricing Supplement, on any Optional Repayment Date, this Note shall be repayable in whole or in part at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest (if any) hereon to, but excluding, the date of repayment; provided, however, that, in the event of repayment of this Note in part only, the unrepaid portion hereof shall be at least the Minimum Denomination specified in the Pricing Supplement. For this Note to be repaid in whole or in part at the option of the holder hereof on any Optional Repayment Date, this Note must be received, with the form attached hereto entitled “Option to Elect Repayment” duly completed, by the applicable Paying Agent (as appropriate in accordance with such attached form), at the applicable address set forth on such form (or at such other address which the Issuer shall from time to time notify the holders of the Notes) not less than 30 nor more than 60 calendar days prior to such holder’s Optional Repayment Date. In the event of an early repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued in the name of the registered holder hereof upon the surrender hereof or, where applicable, an appropriate notation will be made by the Trustee or Security Registrar (if other than the Trustee) on Schedule 1 attached hereto. Exercise of such repayment option by the holder hereof shall be irrevocable.

From and after any Optional Repayment Date, if monies for the repayment of this Note (or portion hereof) shall have been made available for repayment on such Optional Repayment Date, this Note (or such portion hereof) shall cease to bear interest (if any) and the holder’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being repaid (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest (if any) accrued to such Optional Repayment Date.

SECTION 6. Additional Amounts. If so specified in the Pricing Supplement, and subject to the exceptions and limitations set forth in the Pricing Supplement, the Issuer will pay to the holder of this Note that is a “Non-U.S. Person” (as defined below) additional amounts (“Additional Amounts”) to ensure that every net payment on this Note will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on this Note means a payment by the Issuer or any Paying Agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These Additional Amounts will constitute additional interest on this Note. For this purpose, “U.S. withholding tax” means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding the Issuer’s obligation, if so specified in the Pricing Supplement, to pay Additional Amounts, the Issuer will not be required to pay Additional Amounts in any of the circumstances described in the Pricing Supplement.

For purposes of determining whether the payment of Additional Amounts is required, the term “U.S. Person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. Persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “Non-U.S. Person” means a person who is not a U.S. Person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

SECTION 7. Redemption for Tax Reasons. If so specified in the Pricing Supplement, the Issuer may redeem, subject to the satisfaction of any conditions precedent to such redemption set forth in the applicable notice of redemption, this Note in whole, but not in part, at any time before the Stated Maturity Date, after giving, unless otherwise specified in the Pricing Supplement, not less than 5 Business Days’ nor more than 60 calendar days’ notice to the Trustee and to the registered holder of this Note, if the Issuer has or will become obligated to pay Additional Amounts, as described herein and in the Pricing Supplement, as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the Pricing Supplement. Such redemption may be subject to the satisfaction of one or more conditions precedent if and as described in the notice of redemption.

In connection with any notice of redemption for tax reasons as described herein, the Issuer will deliver to the Trustee and/or any applicable Paying Agent under the Indenture any required certificate, request or order.

Unless otherwise specified in the Pricing Supplement, if redeemed for tax reasons, this Note will be redeemed at 100% of its principal amount (or, in the case of an Original Issue Discount Note, the amortized face amount hereof determined as of the date of redemption), together with any interest accrued up to, but excluding, the redemption date.

From and after any redemption date, if monies for the redemption of this Note shall have been made available for redemption on such redemption date, and subject to any conditions described in the applicable notice of redemption, this Note shall cease to bear interest (if any) and the holder’s only right with respect to this Note shall be to receive payment of the principal amount of the Note (or, if this is an Original Issue Discount Note (as defined below), the amount as specified in the Pricing Supplement) and, if appropriate, all unpaid interest (if any) accrued to such redemption date.

SECTION 8. Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Issuer and the rights of the holders of the Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the series of Notes of which this Note is a part then outstanding and all other Securities (as defined in the Indenture) then outstanding under the Indenture and affected by such amendment and modification, considered together as one class for this purpose. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the series of Notes of which this Note is a part then outstanding and all other Securities then outstanding under the Indenture and affected thereby, considered together as one class for this purpose, on behalf of the holders of all such affected Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The determination of whether a particular Security is “outstanding” will be made in accordance with the Indenture.

SECTION 9. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and any premium, interest and other amounts payable on, this Note when due, at the times, place and rate, and in the coin or currency, prescribed in this Note and in the Pricing Supplement.

SECTION 10. Successor to Issuer. The terms and provisions of the Indenture set forth in Article Eleven thereof shall govern the Issuer’s ability to consolidate or merge with or into any other Person (as defined in the Indenture) or sell, convey or transfer all or substantially all of its assets to any other Person and the effect of any such consolidation, merger, sale, conveyance or transfer.

SECTION 11. Minimum Denominations. This Note, and any Note issued in exchange or substitution herefor or in place hereof, or upon registration of transfer, exchange or partial redemption or repayment of this Note, may be issued only in the minimum authorized denominations as specified in the Pricing Supplement, or if no such minimum authorized denominations are so specified, in minimum authorized denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof (or equivalent denominations in other currencies, subject to any other statutory or regulatory minimums) (the “Minimum Denominations”).

SECTION 12. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the register maintained by the Security Registrar, upon surrender of this Note for registration of transfer at the corporate trust office or agency of the Trustee or such other office or agency maintained pursuant to Section 4.02 of the Indenture for such purpose in each place of payment for the Notes of this series, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee or the Security Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series will be issued to the designated transferee or transferees.

Unless otherwise specified in the Pricing Supplement, this Note may be exchanged in whole, but not in part, for certificated notes in definitive registered form (referred to herein as “Definitive Notes”), only under the circumstances described in the Indenture. Unless otherwise set forth herein or in the Pricing Supplement, Definitive Notes will be issued in Minimum Denominations only and will be issued in registered form only, without coupons.

Subject to the terms and provisions of the Indenture, if Definitive Notes are issued, a holder may exchange its Definitive Notes for other Definitive Notes of the same series in an equal aggregate principal amount and in Minimum Denominations.

Definitive Notes may be presented for registration of transfer at the office of the Security Registrar or at the office of any transfer agent that the Issuer may designate and maintain. The Security Registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. The Issuer may change the Security Registrar or the transfer agent or approve a change in the location through which the Security Registrar or transfer agent acts at any time, except that the Issuer will be required to maintain a transfer agent in each place of payment for the Notes of this series. At any time, the Issuer may designate and appoint a different Security Registrar and additional transfer agents for the Notes of this series.

Neither the Issuer nor the Security Registrar will be required to (a) issue, exchange, or register the transfer of any Notes to be redeemed for a period of 15 calendar days before the delivery of the notice of redemption, or (b) exchange or register the transfer of any Notes of the series of which this Note is a part (i) that were selected, called, or are being called for redemption, except, if being redeemed in part, the unredeemed portion of the Notes of the series of which this Note is a part or (ii) as to which the registered holder has exercised any right to require the Issuer to repay such Notes, except, if being redeemed in part, the portion of the Notes of the series of which this Note to remain outstanding.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary, except as required by applicable law.

SECTION 13. Events of Default. If an Event of Default (defined in the Indenture as the Issuer’s bankruptcy under federal bankruptcy laws, whether voluntary or involuntary and, in the case of the Issuer’s involuntary bankruptcy, continuing for a period of 60 consecutive days) shall occur with respect to this Note, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture. THERE IS NO RIGHT OF ACCELERATION PROVIDED IN THE INDENTURE IN CASE OF A DEFAULT IN THE PAYMENT OF PRINCIPAL OR INTEREST ON THIS NOTE OR THE PERFORMANCE OF ANY OTHER COVENANT BY THE ISSUER.

SECTION 14. Defeasance. Unless otherwise specified in the Pricing Supplement, the provisions of Article Fourteen of the Indenture do not apply to this Note.

SECTION 15. Subordination. The indebtedness of the Issuer evidenced by this Note, including the principal of and any premium, interest or other amounts payable on this Note, shall be, to the extent set forth in the Indenture, subordinate and junior in right of payment to its obligation to holders of Senior Indebtedness (as defined in the Indenture), and each holder of this Note, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture.

SECTION 16. Specified Currency. Unless otherwise provided herein or in the Pricing Supplement, the principal of and any premium, interest or other amounts payable on this Note are payable in the Specified Currency indicated on the face hereof unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country or jurisdiction issuing the currency on the Original Issue Date, in which case, if the Specified Currency indicated on the face hereof has been replaced by another currency that becomes legal tender for the payment of public and private debts in such country or jurisdiction (a “Replacement Currency”), any amount due pursuant to this Note may be paid, at the option of the Issuer, in the Replacement Currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the Replacement Currency, from the Specified Currency to the Replacement Currency and, if necessary, the conversion of the Replacement Currency into U.S. dollars at the rate prevailing on the date of such conversion. Any such payment in the Replacement Currency or in U.S. dollars will not constitute an “Event of Default” with respect to this Note. Notwithstanding the foregoing, if this Note originally was issued in a domestic currency of a state that is or subsequently becomes a Member State of the European Union, then this Note may, at the Issuer’s option (or shall, if so required by applicable law), without the consent of the Holder of this Note, be redenominated in euro if, subsequent to the original issuance of this Note, such state participates in the European monetary union. This Note may be redenominated as a matter of law whether or not the Pricing Supplement provides for redenomination, and such redenomination (and any payments effected in euro subsequent to such redenomination) will not constitute an “Event of Default” with respect to this Note.

[If the Specified Currency indicated on the face hereof is other than U.S. dollars (referred to in this Section 16 as a “Foreign Currency”), the Issuer generally will pay principal and any premium, interest and other amounts payable in the Foreign Currency. Unless otherwise specified in the Pricing Supplement, holders of beneficial interests in this Note through a participant in DTC will receive payments in U.S. dollars, regardless of the Foreign Currency, unless those holders elect to receive payments on this Note in the Foreign Currency, which election shall be made pursuant to procedures and arrangements in place between DTC and its participants. DTC shall notify the Trustee or other applicable Paying Agent of any such election in accordance with arrangements in place between DTC and the Trustee or such Paying Agent.

If holders of beneficial interests in this Note do not elect through their DTC participant to receive payments in the Foreign Currency, the financial institution appointed by the Issuer to act as the exchange rate agent and named in the Pricing Supplement and/or on the face hereof will convert any payments due to those holders of beneficial interests in this Note into U.S. dollars in the manner described in the Pricing Supplement.]6

[6]	Include for Registered Global Note registered in the name of DTC or its nominee.

If the Issuer determines that a payment hereon cannot be made in the Specified Currency, due to the imposition of exchange controls or other circumstances beyond the Issuer’s control, or the Specified Currency is unavailable because that currency is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community and has not been replaced, such payment will be made in U.S. dollars, unless otherwise specified in the Pricing Supplement. If the Specified Currency is unavailable and has been replaced, such payment may be made, at the option of the Issuer, in the Replacement Currency or in U.S. dollars. The Trustee and/or the applicable Paying Agent, on receipt of the Issuer’s written instructions and at the Issuer’s expense, will give prompt notice to the beneficial holders of this Note if such determination of unavailability is made, and, at such time, the Issuer will appoint an exchange rate agent for purposes of conversions from the Specified Currency to any Replacement Currency or to U.S. dollars. The Replacement Currency amount of any payment described in this paragraph shall be the amount determined as set forth in the first paragraph of this Section 16. Unless otherwise specified in the Pricing Supplement, the U.S. dollar amount of any payment described in this paragraph shall be the amount of the Specified Currency otherwise payable converted into U.S. dollars as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York, or such other rate specified in the Pricing Supplement (the “Market Exchange Rate”), on the date of such payment. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, unless otherwise specified in the Pricing Supplement, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent to be appointed by the Issuer at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the “Exchange Dealers”) for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the exchange rate agent to be appointed by the Issuer, unless such exchange rate agent is an affiliate of the Issuer. If those bid quotations are not available, the exchange rate agent to be appointed by the Issuer shall determine the Market Exchange Rate at its sole discretion. Any payment made under such circumstances in the Replacement Currency or in U.S. dollars, where the payment is required to be made in the Specified Currency, will not constitute an “Event of Default” with respect to this Note.

SECTION 17. Original Issue Discount Note. If this Note is identified as an Original Issue Discount Note in the Pricing Supplement (an “Original Issue Discount Note”), the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of Maturity will be specified in the Pricing Supplement.

SECTION 18. Dual Currency Note. If this Note is identified as a Dual Currency Note in the Pricing Supplement, the Issuer has the option of making each scheduled payment of principal and interest, if any, due on this Note either in the Specified Currency designated on the face hereof or in the optional payment currency specified in the Pricing Supplement. If the Issuer elects to make a payment in the optional payment currency, the amount payable in such optional payment currency shall be determined using the exchange rate specified in the Pricing Supplement, on the terms and provisions specified in the Pricing Supplement.

SECTION 19. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or evidence of the loss, theft or destruction hereof satisfactory to the Issuer and the Trustee and such other documents or proof as may be required by the Issuer and the Trustee shall be delivered to the Trustee, the Trustee shall issue a new Note of like tenor, form, payment and other terms and provisions and principal amount, bearing a number not contemporaneously used or in use for any other Notes issued under the Indenture, in exchange and substitution for the mutilated or defaced Note or in lieu of the Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note, only upon receipt of evidence satisfactory to the Issuer and the Trustee that this Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Issuer and the Trustee. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note. If any Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note) upon compliance by the holder with the provisions of this paragraph.

SECTION 20. Miscellaneous. No recourse shall be had for the payment of principal of, or any premium, interest or other amounts payable on, this Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

SECTION 21. Defined Terms. All terms used in this Note which are defined in the Indenture or the Pricing Supplement and are not otherwise defined in this Note shall have the meanings assigned to them in the Indenture or the Pricing Supplement, as applicable.

Unless specified otherwise in the Pricing Supplement, “Business Day” means, a day that meets all the following requirements:

(a) for all Notes, is any weekday that is not a legal holiday in New York, New York, or Charlotte, North Carolina, or any other place of payment of the applicable Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

(b) for any Note denominated in euro or any Note where the base rate is EURIBOR, also is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System or any successor is operating and is not a legal holiday in London, England;

(c) for any Note denominated in Canadian dollars or any Note where the base rate is CDOR or compounded CORRA, also is not a legal holiday in Toronto, Ontario and is not a day on which banking institutions in that city are authorized or required by law or regulation to be closed;

(d) for any Note denominated in Australian dollars or any Note where the base rate is the BBSW Rate, also is not a legal holiday in London, England or Sydney, Australia;

(e) for any compounded SOFR note or simple average SOFR note, also is not a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purpose of trading in U.S. government securities;

(f) for any note denominated in pounds sterling or any compounded SONIA note or simple average SONIA note, also is a day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London; and

(g) for any Note that has a Specified Currency other than U.S. dollars, euro, pounds sterling, Canadian dollars or Australian dollars, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the principal financial center of the country of the Specified Currency.

SECTION 22. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common
TEN ENT	— as tenants by the entireties
JT TEN	— as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — as Custodian for
(Cust)	(Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby

sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

/ /
Please print or type name and address, including zip code of assignee the within Note of BANK OF AMERICA CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint

Attorney

to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises

Dated:

SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note

Schedule 1

SCHEDULE OF TRANSFERS, EXCHANGES, REDEMPTIONS AND REPAYMENTS

The following increases and decreases in the principal amount of this Note have been made:

Date of Transfer, Exchange, Redemption or Repayment, as Applicable	Increase (Decrease) in Principal Amount of this Note Due to Transfer Among Global Notes or Exchange, Redemption or Repayment of a Portion of Global Note, as Applicable	Principal Amount of this Note After Transfer, Exchange, Redemption or Repayment, as Applicable	Notation made by the Trustee or Security Registrar (if other than the Trustee)

[OPTION TO ELECT REPAYMENT]

The undersigned hereby irrevocably request(s) and instruct(s) the Issuer to repay this Note (or portion hereof specified below) pursuant to its terms and provisions at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at _____________________________________________________________________________ _____________________________________________________________________________. (Please print or typewrite name and address of the undersigned)

For this Note to be repaid, [the Trustee must receive at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256] [the Paying Agent must receive at [to be set forth as needed for specific notes],] or at such other place or places of which the Issuer from time to time shall notify the registered holder of this Note, not less than 30 nor more than 60 calendar days prior to an Optional Repayment Date, if any, shown in the Pricing Supplement, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, (a) specify the portion hereof which the registered holder elects to have repaid and (b) specify the portion hereof (which shall be a minimum amount equal to the Minimum Denomination) which is not being repaid (in the absence of any such specification to the contrary, one such Note will be issued for the portion not being repaid).

Date:__________
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

Principal amount to be repaid, if amount to be repaid is less than the principal amount of this Note (principal amount remaining must be in Minimum Denominations):
[U.S.$]______________________________

Amount to be Reissued (principal amount remaining must be in Minimum Denominations):
[U.S.$]______________________________

[U.S.$]______________________________
☐ [Option To Use DTC Tender Procedures]

DTC Participant Number:____________________________

DTC Participant Name:______________________________	Fill in registration of Notes if to be issued otherwise than to the registered holder:
DTC Participant Telephone Number:____________________________	Name______________________________

Address:____________________________

____________________________
(Please print name and address including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER

____________________________

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